                                                                   Exhibit 10.40



November 2, 2002

Mr. Mike Cheng
270 Selby Lane
Atherton, CA 94027

Dear Mike:

As discussed, following is your compensation package effective November 2, 2002:

-     Base Salary:

      Bi-weekly of $5,961.54, which approximates $155,000.00 per year (payroll is based on 26 pay periods per year).

-     Management Incentive Plan (MIP):

      Participation in the FY03 MIP, beginning October 1, 2002.

-     Executive Car Program:

      Participation in the Company's Executive Car Program at the current FY03 level.

-     Insurance:

      Business Travel:

         3 x Base up to $1M (regular death)
         6 x Base up to $1M (death by air)

      Special Death Benefit:

         2 x weekly earnings, plus 1 day for each complete year of service

-     Retirement Plan:

      - Participation in a defined contribution plan (Qualified and Non-Qualified)

-     Retirement Plan (continued):

      -     Employee contribution rate of 0-18% Base Pay pre-post tax

      -     Company contribution rate of 4.75% of base salary to the Qualified
            Plan

      - Company contribution rate of an additional 4.75% of employee base over social security wage base to the Non-Qualified Plan - made annually at calendar year-end (plan details to follow)

-     Executive Physical:

      Eligible to participate in the Executive Physical Program with reimbursement of up to $600 annually

-     Severance Agreement:

      Employment with the Company will be "at will," meaning that your employment with the Company may be terminated at any time for any reason. As described below, however, you will be entitled to the following in the event you are terminated without "cause:"

         Termination Without Cause

         Guaranteed - 6 months Salary
         Contingent - 6 months Salary

         Termination as a result of a "Change Of Control" Event-

         In the event that your termination is the result of a "change in control" event, the Severance Benefits outlined below will be applicable for such a termination if it occurs at any time during a two-year period following the date of that event.

         Guaranteed-12 Months Salary

         Benefits

         Full coverage at normal employee contribution rates for the duration of the severance. This benefit will be provided through COBRA.

         MIP

         100% of the award that would have otherwise been earned

-     Severance Agreement (continued):

         Car

         Retain through severance period

         Outplacement

         Full outplacement service

In order to receive the foregoing you shall execute a general release in favor of CPI.

Sincerely,



Joe Caldarelli
CEO